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                                                                    Exhibit 23.3

        [LETTERHEAD OF BREYER & AGUGGIA ATTORNEYS AT LAW APPEARS HERE]



                                 June 27, 1997



Board of Directors
SHS Bancorp, Inc.
112 Federal Street
Pittsburgh, Pennsylvania  15212

    RE:   SHS Bancorp, Inc.
          Registration Statement on Form SB-2

To the Board of Directors:

    We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "LEGAL AND TAX OPINIONS."

                                            Sincerely,

                                            /s/ Breyer & Aguggia
                                            BREYER & AGUGGIA

Washington, D.C.